-1-   SENIOR LEADERSHIP INCENTIVE PLAN    Effective Date: July 1, 2022                                    This Plan is proprietary and confidential to HomeTrust Bancshares, Inc. and its employees and should not be shared  outside the organization other than as required by executive or employee compensation reporting and disclosure  requirements.

-2- 1. Purpose. The purpose of  this Senior  Leadership  Incentive Plan  (“Plan”)  is  to provide  incentives  to  certain senior leaders of HomeTrust Bancshares, Inc. (the “Bank”) who contribute to the growth and  success of the organization. Capitalized terms used herein but not defined shall have the meaning set  forth in the Plan.  This Plan shall be effective for the Performance Period running from July 1, 2022 to  June 30, 2023.    2. Performance Criteria.  (a) General. For the Performance Period, the Participants will have a specified annual incentive award  opportunity (“Target Award”), expressed as a percentage of the Participant’s Base Salary.  (b) Performance Qualifiers.  Participants are eligible to earn annual incentives based upon the Bank,  Division or Line of Business (where applicable) and the Participant meeting certain performance  objectives.  For any payout to occur under the Plan, the Participant must achieve a satisfactory performance  review  based  on  the  manager’s  rating  and  complete  75%  of  their  established  individual  performance  objectives  for  the  Performance  Period.  Furthermore,  the  following  Corporate  Performance Qualifier must be met:  HomeTrust Bank must meet a minimum  (“Threshold”) Adjusted Pre‐Tax, Pre‐Provision  Earnings per board approved plan, for the Performance Period ending June 30th, 2023 as  determined by the Committee.  No incentives will be earned if the above Corporate Performance Qualifier is not met.   If  all  the  Corporate  Performance  Qualifiers  are  met,  incentives  for  each  Participant  will  be  calculated  based  upon  the  Incentive Metrics  and Metric Weightings  established  for  them  as  outlined within their Individual Incentive Summary Sheets.  At a minimum, all individual incentives  will  include  Incentive Metrics  related  the Bank’s Adjusted Pre‐Tax, Pre‐Provision Earnings  and  Efficiency Ratio. For some  individuals,  incentives may also  include  Incentive Metrics  related  to  Division or Line of Business performance relative to stated objectives.   (c) Incentive Metrics.   The Committee will establish corporate goals and other business objectives  each year considered relevant to the Bank’s success (“Bank Goals”). Participants will be assigned  Incentive  Metrics  (“Incentive  Metrics”)  to  support  the  achievement  of  Bank  Goals.  Metric  Weightings  will  be  established  for  each  Incentive Metric  based  upon  each metric’s  relative  importance  to  the  achievement  of  Bank  Goals  (“Metric  Weightings”).    The  Committee  will  determine annually the percentage achievement of the Incentive Metrics (“Metric Achievement  Percentage”).  Incentive Metrics will be established using three performance levels:  ▪ Threshold –  is the minimum  level of performance  in which the Bank would consider  it  reasonable to provide an award. If performance is below Threshold, the payout for that  goal  is  zero.  Performance  at  Threshold  allows  for  payment  equal  to  50%  of  the  Participant’s targeted annual incentive award opportunity.   ▪ Target – is the level of performance that the Bank considers “good” performance. Goals  at this level are challenging but considered reasonably obtainable. Performance at Target

-3- allows for payment equal to 100% of the Participant’s targeted annual  incentive award  opportunity.   ▪ Stretch – is the level of performance the Bank considers outstanding performance. Goals  at this level are challenging and considered a best‐case scenario. Performance at Stretch  allows for payment equal to 150% of the Participant’s targeted annual  incentive award  opportunity, which is the highest amount to be paid under the Plan.  Performance between Threshold and Target, and between Target and Stretch, are interpolated to  provide for a range of Metric Achievement Percentage and payouts between 50% to 150% of a  Participant’s  targeted  annual  incentive,  based  on  incremental  results  between  Threshold  and  Stretch  performance.  For  example,  performance  that  falls  two‐thirds  of  the  way  between  Threshold  and Target performance  levels will  result  in  a payout  that  is  two‐thirds of  the way  between Threshold and Target payout levels.     3. Payment.    (a) Calculation.    Incentive  Payments  under  this  Plan  shall  be measured  and  calculated  annually.   Payment is calculated by multiplying the Participant’s Base Salary at the end of the Performance  Period by their Target Award percentage and by each Metric Weighting and Metric Achievement  Percentage. A Participant’s Total Incentive Payment is the sum total of Incentive Payments for each  Incentive  Metric.  Incentive  Payments  may  be  modified  by  the  Administrator  based  on  an  assessment of the Participant’s overall performance. Plan Participants must have been hired prior  to April 1st within the Plan Year and worked at least three months in an eligible position to qualify  for an incentive award. New Hires employed during the performance period are eligible to receive  a pro‐rated award based on the length of time in the position and actual performance results. All  Participants receive a pro‐rated award using full months worked during the Plan year.  (b) Payment Timing.  Incentive Payments, if any, will be paid within 2 ½ months following the end of  the fiscal year.    4. Miscellaneous.    (a) Termination of Employment.  Subject to terms of the Plan, and the discretion of the Administrator:  i. A  Participant must  be  an  active  employee  of  the  Bank  and  have  not  given  notice  of  resignation on or before the date of payment to receive an Incentive Payment (except as  set forth below).    ii. Participants who cease  to be employed by  the Bank due  to Retirement are eligible  to  receive  Incentive  Payments  if  they  are  actively  employed  through March  31st  of  the  Performance Period.  iii. In  the  event  that  a  Participant  ceases  to  be  employed  by  the  Bank  due  to  death  or  Disability, the Participant is eligible to receive an Incentive Payment on a prorated basis  taking  into account the time they were  in active status during the Performance Period,  subject to the terms of the Plan.  In the event of death, the Bank will pay the Participant’s  estate for any Incentive Payment due.  (b) Subject to the Plan.  This Plan and any Incentive Payment are expressly subject to the terms and  conditions of  the Plan,  including, without  limitation,  the provisions  related  to  tax withholding,

-4- non‐transferability of Incentive Payments, clawback of Incentive Payments, restrictive covenants,  and preservation of at‐will employment.  (c) Data Privacy Consent.    In order  to  implement, administer, and manage  this Plan,  the Bank,  its  subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may  process certain personal or professional data and information, including but not limited to Social  Security or other identification number, home address and telephone number, date of birth and  other  information  that  is  necessary  or  desirable  for  the  implementation,  administration,  or  management of the Plan (the “Relevant Information”).  By participating in this Plan, the Participant  (i) expressly consents to the Bank’s collection, processing, use, registration and transfer among  the Relevant Companies of all Relevant  Information;  (ii) expressly consents  to  the storage and  transmission of the Relevant Information in electronic or other form or format; and (iii) expressly  consents  to  the  transfer of  the Relevant  Information  to any  jurisdiction  in which  the Relevant  Companies consider necessary for purposes of implementation, administration, or management  of the Plan.  The Participant shall have access to, and the right to change or correct, the Relevant  Information, and may request additional  information about the storage and processing of their  Relevant Information.  Relevant Information will only be used in accordance with applicable law.  No Advice.  The Bank is not providing any tax, legal, or financial advice to any Participant, nor shall  the Bank be responsible for any taxes imposed on a Participant with respect to a Participant’s  participation in the Plan.    5. Effective Date, Plan and Administrator. The Plan is effective July 1, 2022 and will remain in effect until  such time that HomeTrust Bank adopts a subsequent Plan that by  its terms expressly replaces and  supersedes the Plan  (the "Subsequent Plan"). Upon HomeTrust Bank’s adoption of the Subsequent  Plan, this Plan shall automatically terminate and no Participant in this Plan shall thereafter be eligible  to earn any compensation under this Plan, regardless of whether the Participant executes or otherwise  signifies his or her agreement to the Subsequent Plan. HomeTrust Bank is free to amend or modify  this Plan as it deems appropriate.   This Plan will be approved annually by the Compensation Committee (the “Committee”) of the Board  of Directors.     6. Participation and Eligibility.  Each year, employees are selected for Plan participation (“Participants”):  ▪ CEO participation is determined by the Compensation Committee.   ▪ Annually,  the  CEO  and  CPO will  recommend  participants  in  the  Plan  for  approval  by  the  Committee.   ▪ The CEO and CPO have the authority to approve other employees for participation in the Plan  and  determine  applicable  incentive  metrics  provided  they  meet  the  requirements  of  participation and are not deemed Executive Officers of the Bank.  Participants are subject to meeting the following requirements:  ▪ Awards  under  the  Plan  shall  be  limited  to  individuals  employed  on  a  full‐time  basis  by  HomeTrust on the date of payment, except in the case of disability, death, or retirement.   ▪ Participants  on  a  performance  improvement  plan  or with  an  unsatisfactory  performance  rating at the time of payment or who have given notice of resignation at the time of payment  are not eligible to receive an award.

-5- 7. Performance Period. The Plan operates on the Bank’s fiscal year schedule – July 1 through June 30.  (“Performance Period”).    8. Incentive Award Opportunities. Each Participant will have a specified target annual  incentive award  opportunity, expressed as a percentage of the Participant’s base salary. Incentive award opportunities  are based on the Participant’s job duties, responsibilities and competitive market practices.    9. Plan Discretion. The Plan provides discretion that allows the Compensation Committee to modify the  final awards in consultation with the CEO and CPO,  provided to Participants, based on a subjective  assessment of performance and contributions to the Bank’s success.    10. Award Distributions. At the end of the fiscal year, performance is measured and award amounts are  calculated. Awards are paid in cash (generally) within two and one‐half months following the end of  the fiscal year or as soon as practical after approval of the award payout by the Committee.  Awards are paid out as a percentage of a Participant’s annual base earnings as of  June 30th. Base  earnings are defined as the base salary in effect on June 30th and excludes referral fees, commissions  and any other previously‐paid performance compensation.  Payments under this Plan are considered taxable income to Participants in the year paid and will be  subject to tax withholding.     11. Risk Mitigation. HomeTrust  seeks  to  appropriately balance  risk with  financial  rewards  in  the Plan  design and implementation. The compensation arrangements in this Plan are designed to be sufficient  to incent Participants to achieve approved strategic and tactical goals while at the same time not be  excessive or lead to material financial loss to the Bank.   Awards  may  be  reduced  or  eliminated  for  credit  quality  and/or  regulatory  action.  Unless  the  Compensation  Committee  deems  otherwise,  awards will  not  be  paid,  regardless  of  Corporate  or  Team/Individual performance, if 1) any regulatory agency issues a formal, written enforcement action,  memorandum of understanding or other negative directive action where the Committee considers it  imprudent to provide awards under this Plan, and/or 2) after a review of the Company’s credit quality  measures the Committee considers it imprudent to provide awards under this Plan.    12. Coordination  with  Other  Incentives.  The  Plan  does  not  inhibit  the  Bank  from  approving  Plan  Participants for inclusion in other Bank plans, bonuses, commissions and/or incentive compensation  arrangements.  The  Board  of  Directors  or  the  Committee  may  make  discretionary  bonuses  to  Participants regardless of their participation in this Plan.  Please see “Terms and Conditions” for further details on the Plan provisions.     Terms and Conditions  The information represented below is subject to change and does not constitute a binding agreement.   Definition of “Plan”  “Plan” refers to the HomeTrust Bancshares, Inc. Senior Leadership Incentive Plan.  Definition of the “Bank”  For  the purposes of  this Plan,  the  “Bank”  refers  to HomeTrust Bancshares,  Inc. and HomeTrust Bank,  collectively.

-6- Definition of “Board of Directors”  For  the  purposes  of  this  Plan,  “Board  of  Directors”  refers  to  the  boards  of  directors  of  HomeTrust  Bancshares, Inc. and HomeTrust Bank, collectively.  Definition of “Executive Officers”  For the purpose of this Plan, “Executive Officers” refers to the Bank’s Executive Officers as identified under  Regulation O.  Effective Date  This Plan became effective July 1, 2022. The Plan may be amended from time to time with the approval of  the Compensation Committee of the Board.   Performance Period/Plan Year  The Performance Period is July 1 through June 30 of the Bank’s Fiscal Year and may be referred to in this  document as the Plan year.  Plan Administration  The Plan is authorized by the Board of Directors. Each of the Board and the Compensation Committee has  the authority to make or nullify any rules and procedures, as necessary, for proper administration of the  Plan.   The Plan will be reviewed annually by the Compensation Committee to ensure proper alignment with the  Bank’s business objectives.   The Compensation Committee will approve all  final award distributions paid  to Plan Participants. Any  determination by the Compensation Committee will be final and binding.   Plan Changes or Discontinuance  The Bank has developed  the Plan on  the basis of existing business, market and economic  conditions;  current services; and staff assignments. If substantial changes occur that affect these conditions, services,  assignments,  or  forecasts,  the  Bank may  add  to,  amend, modify  or  discontinue  any  of  the  terms  or  conditions of the Plan at any time. Examples of substantial changes may include mergers, dispositions or  other corporate transactions, changes in laws or accounting principles or other events that would in the  absence of some adjustment, frustrate the intended operation of this arrangement.  The Compensation Committee may, at  its sole discretion, waive, change or amend any of the Plan as  it  deems appropriate.   Plan Interpretation  If there is any ambiguity as to the meaning of any terms or provisions of this Plan or any questions as to  the correct  interpretation of any  information contained therein, the Bank's  interpretation expressed by  the Compensation Committee will be final and binding.  Award Determinations   Plan Participants are eligible for a distribution under the Plan only upon attainment of certain performance  objectives defined under the Plan and after the approval of the award by the Compensation Committee.  Performance  at  Threshold,  Target  and  Stretch  are  interpolated  to  encourage  and  reward  incremental  performance improvement.   Award Distributions  Awards are paid in cash (generally) within two and one‐half months following the end of the fiscal year or  as soon as practical after approval of the award payout by the Compensation Committee.

-7- Awards are paid out as a percentage of a Participant’s annual base earnings as of June 30. Base earnings  are defined as base salary in effect as of June 30 and excludes referral fees, commissions and any other  previously paid performance compensation.  Incentive awards are considered taxable income to Participants in the year paid and will be subject to tax  withholding.   New Hires, Reduced Work Schedules, Promotions, and Transfers  New hires that meet the eligibility criteria and are hired prior to April 1 of the Plan year receive a prorated  award based on the number of full months worked during the Plan year. New hires employed by the Bank  on or after April 1 are not eligible to receive an award for the current Plan year.  Participants that are promoted or change roles where the Participant becomes eligible or ineligible for an  award or experience a change in incentive opportunity will receive a prorated award based on their status  and  the  effective date of  the promotion or  role  change. Award  amounts will be  calculated using  the  Participant’s  base  earnings  at  the  end  of  the  Performance  Period  and  their  incentive  targets  for  the  applicable periods.   Participants that have an approved leave of absence are eligible to receive a prorated award calculated  using their time in active status as permitted by the Family Medical Leave Act or other applicable state and  federal laws and regulations.   Termination of Employment  To encourage employee retention, a Participant must be an active employee of the Bank on the date the  incentive award  is paid to receive an award (please see exceptions for death, disability and retirement  below). Participants who terminate employment during the Plan year will not be eligible to receive an  award. Participants who have given notice of resignation during the Plan year and before payout are not  eligible to receive an award.  Death, Disability or Retirement  If a Participant ceases to be employed by the Bank due to disability, his/her cash incentive award for the  Plan year will be prorated to the date of termination.   In the event of death, the Bank will pay to the Participant’s estate the pro rata portion of the cash award  that had been earned by the Participant during his/her period of employment.   Individuals who retire are eligible to receive a cash incentive payout if they are actively employed through  March 31 of the performance period.   Clawback  In  the  event  that  the  Bank  is  required  to  prepare  an  accounting  restatement  due  to  the material  noncompliance  of  the  Bank with  any  financial  reporting  requirement  under  the  securities  laws,  the  Participants shall, unless otherwise determined  in the sole discretion of the Committee, reimburse the  Bank upon receipt of written notification for any excess incentive payment amounts paid under the Plan  calculation(s) which were based on  financial  results  required  to be  restated.  In  calculating  the excess  amount, the Committee shall compare the calculation of the  incentive payment based on the relevant  results reflected in the restated financials compared to the same results reflected in the original financials  that were required to be restated. Participants may write a check payable to the Bank for amounts equal  to  the  written  notification.  In  its  discretion,  the  Compensation  Committee  has  the  right  to  adjust  compensation and/or modify a Participant’s future incentive payments as it deems necessary.

-8- Ethics Statement  The altering,  inflating, and/or inappropriate manipulation of performance/financial results or any other  infraction of recognized ethical business standards, will subject the employee to disciplinary action up to  and  including termination of employment.  In addition, any  incentive compensation as provided by this  Plan to which the employee would otherwise be entitled will be revoked or if paid, be obligated to repay  any incentive award earned during the award period in which the wrongful conduct occurred regardless  of employment status.  Miscellaneous  Any Participant awards shall not be subject  to assignment, pledge or other disposition, nor shall such  amounts be subject to garnishment, attachment, transfer by operation of law, or any legal process.  Participation in the Plan does not confer rights to participation in other Bank Plans, including annual or  long‐term incentive Plans, non‐qualified retirement or deferred compensation Plans or perquisite Plans.  The Plan will not be deemed to give any Participant the right to be retained in the employ of the Bank, nor  will the Plan interfere with the right of the Bank to discharge any Participant at any time for any reason.  In the absence of an authorized, written employment contract, the relationship between employees and  the Bank is one of at‐will employment. The Plan does not alter the relationship.  This Plan and the transactions and payments hereunder shall, in all respect, be governed by, and construed  and enforced in accordance with the laws of the state in which the Participant is employed.  Each provision in this Plan is severable, and if any provision is held to be invalid, illegal, or unenforceable,  the validity,  legality and enforceability of the remaining provisions shall not,  in any way, be affected or  impaired thereby.

Schedule A1: Individual Incentive Summary Sheet*

Employee Name / Role:	Example Group Executive	
Employee Base Salary	$285,000	
Incentive Payment @ **Stretch**	60%	$ 171,000
Incentive Payment @ **Target**	40%	114,000
Incentive Payment @ **Threshold**	20%	57,000

Relative Weighting	Goal Title and Description	Incentive Goals and Payouts		
50%	HTB Adjusted Pre-tax Pre-Provision Earnings		**Goal**	**Payout**
		Stretch	TBD	$ 85,500
		Target	TBD	57,000
		Threshold	TBD	28,500
25%	Efficiency Ratio		**Goal**	**Payout**
		Stretch	TBD	$ 42,750
		Target	TBD	28,500
		Threshold	TBD	14,250
25%	Division Profitability		**Goal**	**Payout**
		Stretch	TBD	$ 42,750
		Target	TBD	28,500
		Threshold	TBD	14,250

Schedule A2: Individual Incentive Summary Sheet*

Employee Name / Role:	Example C-Suite Executive	
Employee Base Salary	$250,000	
Incentive Payment @ **Stretch**	45%	$ 112,500
Incentive Payment @ **Target**	30%	75,000
Incentive Payment @ **Threshold**	15%	37,500

Relative Weighting	Goal Title and Description	Incentive Goals and Payouts		
75%	HTB Adjusted Pre-tax Pre-Provision Earnings		**Goal**	**Payout**
		Stretch	TBD	$ 84,375
		Target	TBD	56,250
		Threshold	TBD	28,125
25%	Efficiency Ratio		**Goal**	**Payout**
		Stretch	TBD	$ 28,125
		Target	TBD	18,750
		Threshold	TBD	9,375

* For illustration purposes only. In the event of a conflict or inconsistency between the terms of the Plan and these calculations, such conflict will be resolved by the Administrator in its sole discretion.

-9-

Schedule B: Fiscal 2023 Executive Officer Target Awards and Incentive Metric Summary

Participant	Title	Target Award %	HTBI Adjusted Pre-Tax, Pre-Provision Earnings	HTBI Efficiency Ratio	Division Profitability vs Plan
Hunter Westbrook	CEO	50%	75%	25%	--
Tony VunCannon	CFO	30%	75%	25%	--
Marty Caywood	CIO	30%	75%	25%	--
Keith Houghton	CCO	30%	75%	25%	--
Parrish Little	CRO	30%	75%	25%	--
Megan Pelletier	CPO	30%	75%	25%	--
Kristin Powell	Consumer and Business Banking Group Executive	40%	50%	25%	25%
Mark DeMarcus	Commercial Banking Group Executive	40%	50%	25%	25%

-10-